UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        March 24, 2017

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code) N/A (Former name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 24, 2017, the Board of Directors (the “Board”) of USA Truck, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”) to implement proxy access.  The implementation of proxy access was made in furtherance of the Board’s goal to proactively review and improve the Company’s corporate governance policies.  Proxy access supplements the Board’s prior adoption of clawback, stock ownership, and anti-hedging and pledging policies.
Article II, Section 6A has been added to the Bylaws to implement proxy access.  It permits eligible stockholders with an ownership threshold of 3% of the Company, who have held their shares for at least three years and who otherwise meet the requirements set forth in the Bylaws, to have their nominees consisting of the greater of 25% or two nominees of the Board included in the Company’s proxy materials.  An unlimited number of stockholders can aggregate ownership for purposes of meeting the 3% requirement.  This process is subject to additional eligibility, procedural, and disclosure requirements set forth in the Bylaws.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits
(d) Exhibits
3.1          Bylaws of USA Truck, Inc. (As Amended and Restated March 24, 2017).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	March 24, 2017	/s/ James D. Reed
James D. Reed
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	Bylaws of USA Truck, Inc. (As Amended and Restated March 24, 2017).